EXHIBIT 99.1

                                VSB Bancorp, Inc.
                    Second Quarter 2008 Results of Operations

Contact Name:
Ralph M. Branca
President & CEO
(718) 979-1100

Staten Island, N. Y. --July 8, 2008. VSB Bancorp, Inc. (NASDAQ CM: VSBN) reported net income of $426,275 for the second quarter of 2008, a 16.1% decrease from the second quarter of 2007. The following unaudited figures were released today. Pre-tax income was $793,067 in the second quarter of 2008, as compared to $951,258 for the second quarter of 2007, a decrease of $158,191, or 16.6%. Net income for the quarter was $426,275, or basic income of $0.23 per common share, as compared to a net income of $508,021, or $0.28 basic income per common share, for the quarter ended June 30, 2007.

The $81,746 decrease in net income was attributable to a decrease in net interest income of $104,006, due primarily to a decrease in interest income from loans of $328,427, a decrease in interest income from other interest earning assets of $190,209 and an increase in the provision for loan losses of $55,000. The decrease in net income was partially offset by an increase in investment income of $137,664, an increase in non-interest income of $89,041, a decrease in income tax expense of $76,445 and the decrease of interest expense of time deposits of $247,494.

The reduction in interest income is attributable to a rapid decline of the fed funds and the prime rates, which negatively affected the yield on our loans, and other interest earning assets income. After remaining steady for approximately 15 months, the prime rate declined 3.25% from September 2007 to June 2008. The reductions in the prime rate have caused our prime based loans to reach their interest rate floors. These floors have helped to stabilize the interest income from the loan portfolio. The $88,226 increase in non-interest expense is directly attributable to an increase in legal fees of $81,860, due in part to the reimbursement in 2007 from our insurance company of legal fees previously expensed, an increase in occupancy expenses of $16,716, and an increase in other expenses of $52,932, due primarily to a recovery in 2007 of a reserve previously expensed. The increase in non-interest expense was partially offset by a decrease in salary and benefits of $69,725, which was due, in part to the retirement of the former president, and reduced incentive and ESOP compensation expense.

Total assets increased to $217.2 million at June 30, 2008, an increase of $13.4 million, or 6.6%, from December 31, 2007. Total deposits increased to $189.1 million, an increase of $12.7 million, or 7.2%, during the second quarter of 2008. The Bancorp's Tier 1 capital ratio of 12.76% includes the effect, as Tier 1 capital, of $5.0 million (25% of its Tier 1 capital) from the proceeds of a $5 million trust preferred securities issuance in August 2003. We have given notice that we will be redeeming the trust preferred securities on August 8, 2008, the first available redemption date.

Average interest-earning assets and average loans increased by $5.9 million and $1.8 million, respectively, from the second quarter of 2007 to the second quarter of 2008. Average demand deposits, an interest free source of funds for the Bancorp to invest, were approximately 34% of average total deposits for the second quarter of 2008, approximately the same level as in the second quarter of 2007. Average deposits increased by $1.9 million from the second quarter of 2007 to the second quarter of 2008. The Company's interest rate spread and interest rate margin were 3.50% and 4.20%, respectively, for the quarter ending June 30, 2008 as compared to 3.49% and 4.51%, respectively, for the quarter ended June 30, 2007. Non-interest income increased $89,041 to $624,234 in the second quarter of 2008 due in part to the increase in the per item charge for insufficient fund transactions that went into effect in March 2008. Non-interest expense totaled $1.9 million in the second quarter of 2008.

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Pre-tax income decreased to $1,466,108 for the first six months of 2008, as compared to $1,943,100 for 2007, a decrease of $476,992, or 24.6%. Net income for the six months ended June 30, 2008 was $788,220, or basic net income of $0.43 per common share, as compared to a net income of $1,037,792, or basic net income of $0.57 per common share, for the six months ended June 30, 2007. The $249,572 reduction in net income for the six months ended June 30, 2008 was attributable to an increase in the provision for loan loss of $115,000, and a decrease in interest income of $769,769 as the yield on average interest earning assets dropped 88 basis points, with the yield on loans dropping 224 basis points. The drop in yields was due to 325 basis point reduction in the prime and fed funds rate from June 2007. The decrease was partially offset by a decrease in interest expense of $364,417 due to a 105 basis point drop in the cost of time deposits, an increase in interest income from investments securities of $221,501 due to the increase in average investment security balance of $8.2 million and an increase in non-interest income of $113,580. Income tax expense also decreased $227,420 between the periods as pre-tax income decreased.

Raffaele (Ralph) M. Branca, VSB Bancorp, Inc.'s President and CEO, stated, "Our interest margin and spread have leveled off after the recent drops in short term rates, including the Prime Rate. Our quarterly net income increased $64,330 from the first quarter of 2008. This is because our investment portfolio grew in the second quarter of 2008, at rates comparable to the overall yield on our investment portfolio due to the increased spreads and yields on investments that we purchased during 2008." Joseph J. LiBassi, VSB Bancorp, Inc.'s Chairman, stated "Our interest rate margin was 4.15% for the first half of 2008, which has helped soften the impact of the current economic climate. We paid our third quarterly dividend of $0.06 per common share for stockholders of record on June 20, 2008. We have been delivering on our motto of `making the Bank fit your business,' to the Island's professional and business communities."

VSB Bancorp, Inc. is the one-bank holding company for Victory State Bank. Victory State Bank, a Staten Island based commercial bank, which commenced operations on November 17, 1997. The Bank's initial capitalization of $7.0 million was primarily raised in the Staten Island community. The Bancorp's total equity has increased to $21.6 million primarily through the retention of earnings. The Bank operates five full service locations in Staten Island: the main office in Great Kills, and branches on Forest Avenue (West Brighton), Hyatt Street (St. George), Hylan Boulevard (Dongan Hills) and on Bay Street (Rosebank).

FORWARD LOOKING STATEMENTS

         This release contains forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to adverse changes in local, regional or national economic conditions, fluctuations in market interest rates, changes in laws or government regulations, changes in customer preferences, and changes in competition within our market area. When used in this release or in any other written or oral statements by the Company or its directors, officers or employees, words or phrases such as "will result in," "management expects that," "will continue," "is anticipated," "estimate," "projected," or similar expressions, and other terms used to describe future events, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date of the statement. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under the PSLRA's safe harbor provisions.

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                                VSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                                  June 30, 2008
                                   (unaudited)

                                                              June 30,        December 31,
                                                                2008             2007
                                                            -------------    -------------
Assets:

 Cash and cash equivalents                                  $  23,007,861    $  17,696,879
 Investment securities, available for sale                    125,126,744      117,814,117
 Loans receivable                                              63,111,018       62,373,078
  Allowance for loan loss                                        (859,459)        (927,161)
                                                            -------------    -------------
    Loans receivable, net                                      62,251,559       61,445,917
 Bank premises and equipment, net                               3,794,967        3,931,679
 Accrued interest receivable                                      732,044          799,249
 Deferred taxes                                                 1,193,766          991,297
 Other assets                                                   1,075,832        1,114,431
                                                            -------------    -------------
      Total assets                                          $ 217,182,773    $ 203,793,569
                                                            =============    =============

Liabilities and stockholders' equity:

Liabilities:
 Deposits:
    Demand and checking                                     $  66,517,191    $  62,525,053
    NOW                                                        19,129,591       16,931,113
    Money market                                               20,414,574       20,534,721
    Savings                                                    12,483,717       11,349,111
    Time                                                       70,323,445       64,738,564
                                                            -------------    -------------
      Total Deposits                                          188,868,518      176,078,562
 Escrow deposits                                                  192,017          255,881
 Subordinated debt                                              5,155,000        5,155,000
 Accounts payable and accrued expenses                          1,389,553        1,420,321
                                                            -------------    -------------
      Total liabilities                                       195,605,088      182,909,764
                                                            -------------    -------------

Stockholders' equity:
 Common stock, ($.0001 par value, 3,000,000
    shares authorized, 1,908,634 issued and
    outstanding at June 30, 2008 and 1,900,509 issued and
    outstanding December 31, 2007)                                    191              190
 Additional paid in capital                                     9,124,796        9,107,119
 Retained earnings                                             13,786,066       13,226,395
 Unallocated ESOP shares                                         (986,289)      (1,070,827)
 Accumulated other comprehensive loss, net
   of taxes of $302,760 and $330,668, respectively               (347,079)        (379,072)
                                                            -------------    -------------

      Total stockholders' equity                               21,577,685       20,883,805
                                                            -------------    -------------
      Total liabilities and stockholders'
        equity                                              $ 217,182,773    $ 203,793,569
                                                            =============    =============
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                                VSB Bancorp, Inc.
                      Consolidated Statements of Operations
                                  June 30, 2008
                                   (unaudited)

                                            Three months      Three months       Six months       Six months
                                                ended             ended            ended            ended
                                            June 30, 2008     June 30, 2007     June 30, 2008    June 30, 2007
                                            -------------     -------------     -------------    -------------
Interest and dividend income:
 Loans receivable                           $   1,172,917     $   1,501,344     $   2,417,408    $   3,073,697
 Investment securities                          1,431,362         1,293,698         2,815,659        2,594,158
 Other interest earning assets                     74,552           264,761           176,845          511,826
                                            -------------     -------------     -------------    -------------
     Total interest income                      2,678,831         3,059,803         5,409,912        6,179,681

Interest expense:
 NOW                                               32,702            29,960            64,933           58,749
 Money market                                      72,509            97,559           168,601          183,409
 Savings                                           18,191            25,355            37,173           49,783
 Subordinated debt                                 89,039            89,039           178,079          178,079
 Time                                             380,380           627,874           899,827        1,243,010
                                            -------------     -------------     -------------    -------------
     Total interest expense                       592,821           869,787         1,348,613        1,713,030

Net interest income                             2,086,010         2,190,016         4,061,299        4,466,651
Provision (benefit) for loan loss                  55,000                --            85,000          (30,000)
                                            -------------     -------------     -------------    -------------
    Net interest income
       after provision for loan loss            2,031,010         2,190,016         3,976,299        4,496,651

Non-interest income:
 Loan fees                                         21,285            20,532            43,508           48,000
 Service charges on deposits                      545,902           445,491         1,025,517          862,399
 Net rental income / (loss)                        11,103           (13,121)           10,092            1,692
 Other income                                      45,944            82,291           111,019          164,465
                                            -------------     -------------     -------------    -------------
     Total non-interest income                    624,234           535,193         1,190,136        1,076,556

Non-interest expenses:
 Salaries and benefits                            868,263           937,988         1,778,671        1,955,318
 Occupancy expenses                               358,466           341,750           716,190          679,725
 Legal expense / (recovery)                        65,700           (16,160)          119,786           (1,634)
 Professional fees                                 62,100            44,700           123,500           96,300
 Computer expense                                  57,198            70,155           112,304          137,371
 Director fees                                     57,700            55,700           114,950          107,850
 Other expenses                                   392,750           339,818           734,926          655,177
                                            -------------     -------------     -------------    -------------
     Total non-interest expenses                1,862,177         1,773,951         3,700,327        3,630,107

       Income before income taxes                 793,067           951,258         1,466,108        1,943,100
                                            -------------     -------------     -------------    -------------

Provision (benefit) for income taxes:
 Current                                          400,690           405,809           733,590          848,539
 Deferred                                         (33,898)           37,428           (55,702)          56,769
                                            -------------     -------------     -------------    -------------
     Total provision for income taxes             366,792           443,237           677,888          905,308

              Net income                    $     426,275     $     508,021     $     788,220    $   1,037,792
                                            =============     =============     =============    =============

Basic income per common share               $        0.23     $        0.28     $        0.43    $        0.57
                                            =============     =============     =============    =============

Diluted net income per share                $        0.23     $        0.27     $        0.42    $        0.55
                                            =============     =============     =============    =============

Book value per common share                 $       11.31     $        9.84     $       11.31    $        9.84
                                            =============     =============     =============    =============
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